UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 11, 2013

Senesco Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31326	84-1368850
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

721 Route 202/206, Suite 130, Bridgewater, NJ	08807
(Address of Principal Executive Offices)	(Zip Code)

(908) 864-4444
(Registrant's telephone number,
including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01	Entry into a Material Definitive Agreement.

On December 11, 2013, the Securities and Exchange Commission (the “Commission”) declared effective the Registration Statement on Form S-1 (File No. 333-191785) of Senesco Technologies, Inc., a Delaware corporation (the “Company”), filed on December 11, 2013 with the Commission (the “Registration Statement”). The Registration Statement permits the Company to issue securities at an aggregate offering price not to exceed $22,000,000, which amount was subsequently raised to $25,200,000 by the filing of an additional Registration Statement on Form S-1 (File No. 333-192787) pursuant to Rule 462(b) of the Securities Act of 1933, as amended.

On December 12, 2013, the Company issued a press release announcing that it will raise $5,400,000 in gross proceeds, before deducting estimated offering expenses, in a registered direct offering (the “Offering”) of 180,000 units (the “Units”) consisting of ten shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”), six month warrants to purchase ten shares of Common Stock at an exercise price of $3 per share (the “Series A Warrants”), six month warrants to purchase ten shares of Common Stock at an exercise price of $4 per share (the “Series B Warrants”), three year warrants to purchase ten shares of Common Stock at an exercise price of $4 per share (the “Series C Warrants”, and together with the Series A Warrants and Series B Warrants, the “Warrants”).

The Offering will close on or about December 12, 2013.

The Units were offered and will be sold pursuant to a securities purchase agreement, dated December 11, 2013 (the “Securities Purchase Agreement”), among the Company and the investors set forth therein.

The Company did not engage a placement agent in connection with the Offering.

The net offering proceeds to the Company from the sale of the Units, after deducting the estimated offering expenses payable by the Company of approximately $150,000, are expected to be approximately $5,250,000. The net proceeds of the offering will be used for working capital, research and development and general corporate purposes. If a warrant holder elects to pay the exercise price, rather than exercising the Warrants on a cashless basis, we may also receive proceeds from the exercise of Warrants. We cannot predict when or if the Warrants will be exercised. It is possible that the Warrants may expire and may never be exercised.

  The Securities Purchase Agreement, Form of Series A Warrant, Form of Series B Warrant and Form of Series C Warrant used in connection with the Offering are filed as exhibits to this Current Report on Form 8-K, and such documents are incorporated herein by reference. The foregoing is only a brief description of the material terms of each of the Securities Purchase Agreement, Series A Warrant, Series B Warrant and Series C Warrant, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to such exhibits.

The Company’s press release announcing the Offering is filed as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Form of December 2013 Series A Warrant.

4.2	Form of December 2013 Series B Warrant.

4.3	Form of December 2013 Series C Warrant.

10.1	Form of Securities Purchase Agreement, dated as of December 11, 2013.

99.1	Press Release of Senesco Technologies, Inc. dated as of December 12, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENESCO TECHNOLOGIES, INC.

Dated: December 12, 2013	By:	/s/ Leslie J. Browne, Ph.D.
Name: Leslie J. Browne, Ph.D.
Title: President and Chief Executive Officer